Exhibit 10.1

AMENDED AND RESTATED
HILLENBRAND, INC.
STOCK INCENTIVE PLAN

(Amended and Restated as of December 3, 2020)

r e c i t a l s

WHEREAS, the Board of Directors of Hillenbrand, Inc. (hereinafter referred to as “Hillenbrand” or the “Company”) adopted with shareholder approval the Hillenbrand, Inc. Stock Incentive Plan (the “Plan”) as of December 19, 2008, which was amended and restated, with shareholder approval, as of February 24, 2010 and December 4, 2013;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to increase the total number of shares of Common Stock that can potentially be issued under the Plan and to make certain other amendments to reflect market practices and the elimination of the performance-based compensation exception to Section 162(m) of the Internal Revenue Code; and

WHEREAS, the Board of Directors of the Company has, subject to shareholder approval, re-adopted the Plan in the form that follows to amend, restate, supersede and replace the form thereof previously adopted (when approved by the shareholders of the Company).

SECTION 1.         Purpose and Types of Awards

1.1            The purposes of the Plan are to enable the Company to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

1.2            Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Bonus Stock and/or (vi) Substitute Awards. Each Award shall be subject to the minimum vesting provisions set forth in Section 15.8 of the Plan.

SECTION 2.         Definitions

2.1            When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

“Award” means an award of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Bonus Stock or Substitute Awards granted pursuant to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean an Award described in Section 10 of the Plan.

“Change in Control” shall have the meaning set forth in Section 14.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation and Management Development Committee of the Board or such other committee of independent directors (within the meaning of the applicable exchange listing standards) of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to Awards to non-employee directors, the entire Board.

“Common Stock” shall mean the common stock of the Company, without par value.

“Company” shall mean Hillenbrand, Inc. and its successors.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.

“Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or other method consistent with the determination of fair market value under Code Section 409A and its interpretive regulations; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

“Full Value Award” shall mean any Award other than a Stock Option or Stock Appreciation Right.

“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.

“Non-Qualified Option” shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

“Plan” shall have the meaning set forth in the recitals.

“Relationship” shall mean the status of employee, officer or director of the Company or any Subsidiary of the Company.

“Restricted Stock” shall mean an Award described in Section 8 of the Plan.

“Restricted Stock Units” or “RSUs” shall mean an Award described in Section 9 of the Plan.

“Shareholder Approval Date” shall mean the date of shareholder approval of the Plan as amended and restated as set forth herein.

“Stock Appreciation Right” shall mean an Award described in Section 7 of the Plan.

“Stock Option” shall mean an Incentive Option or a Non-Qualified Option and, unless the context requires otherwise, shall include Director Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term “Subsidiary” shall mean any company (other than the Company) that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

“Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

2.2           The following rules shall govern in interpreting the Plan:

(a)            The Plan and all Awards are intended to be exempt from, or to comply with, the provisions of Section 409A of the Code, and the Plan and all Awards shall be administered to effect compliance with such intent.

(b)            Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c)             To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(d)             If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

SECTION 3.         Administration

3.1           The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant Awards to Non-Employee Directors and to amend and interpret such Awards.

3.2           The Committee shall have the authority and discretion with respect to Awards to take the following actions, if consistent with Section 15.7 of the Plan and subject to the conditions of Section 3.2A of the Plan: to grant and amend (provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent) Awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)            to select the persons to whom Awards will be granted from among those eligible;

(b)            to determine the number of shares of Common Stock to be covered by each Award, subject to the limitations contained herein;

(c)            subject to Section 15.8 of the Plan, to determine the terms and conditions of any Award, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the Award have been satisfied;

(d)            to determine the treatment of Awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;

(e)            to determine, in establishing the terms of the Award agreement, that the Award holder has no rights with respect to any dividends declared with respect to any shares covered by an Award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an Award;

(f)             to amend the terms of any Award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent;

(g)            to determine the Fair Market Value of the Common Stock on a given date;

(h)            to adopt one or more sub-plans or appendices to Award agreements containing such provisions as may be necessary or desirable to enable Awards to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

(i)             to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

3.2A        Except for adjustments made pursuant to Sections 4.4 or 14.1 of the Plan, the Board or the Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 4.4 or 14.1. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 3.2A is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 4.4 or 14.1 of the Plan.

3.3           The Committee shall have the right to designate Awards as “performance Awards.” The grant or vesting of a performance Award shall be subject to the achievement of performance objectives established by the Committee based on such criteria as determined by the Committee, which may include (without limitation) one or more of the following criteria: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and shareholder, economic or market value added. As determined by the Committee, any performance objectives may be applied to the Company on a consolidated basis and/or to a business unit and may be used as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies. In establishing and measuring performance objectives for a performance period, the Committee may provide for appropriate adjustments to any performance measure for extraordinary and/or non-recurring items. The Committee may establish minimum, target and maximum performance targets, with the Award amount based on the level of the performance target(s) achieved.

3.4           All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Award holders. Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of Awards need not be uniform and may be made selectively among persons who receive or are eligible to receive Awards, whether or not such persons are similarly situated.

3.5           No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any Award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

SECTION 4.         Stock Subject to Plan

4.1           Subject to adjustment as provided in Section 4.4, the total number of shares of Common Stock which may be issued under the Plan shall be 15,235,436 (all of which may be granted as Incentive Stock Options), which includes the original 4,635,436 shares reserved under the Plan as of December 19, 2008, the addition of 4,000,000 shares to the Plan as approved by shareholders on February 24, 2010, the addition of 3,900,000 shares to the Plan as approved by shareholders on February 26, 2014, and the addition of 2,700,000 shares to the Plan as of December 3, 2020, subject to approval of the shareholders. Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company.

4.2           For the purposes hereof, the following shares of Common Stock covered by previously-granted Awards shall be deemed not to have been issued under the Plan and will remain available for Awards: (a) shares of Common Stock covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such shares; (b) shares of Common Stock covered by an Award that is settled only in cash; and (c) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). The following shares of Common Stock may not again be made available for issuance as Awards: (i) shares of Common Stock tendered in payment of the exercise price of a Stock Option; (ii) shares of Common Stock withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) shares of Common Stock that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in shares of Common Stock, the full number of shares subject to the Award shall count against the number of shares available for Awards under the Plan regardless of the number of shares used to settle the Stock Appreciation Right upon exercise.

4.3            No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 750,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Restricted Stock Units and/or Bonus Stock with respect to more than 500,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4.

4.4            In the event of any recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such a manner as it may in its discretion deem equitable, cause there to be an equitable adjustment in the number and kind of shares of Common Stock specified in Section 4.1 of the Plan and, with respect to outstanding Awards, in the number and kind of shares of Common Stock subject to outstanding Awards and the exercise price or other price of shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of participants. In the event of any merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights and may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or other property) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 4.4 that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or to cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all persons.

4.5           No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.         Eligibility

5.1           The persons who are eligible for Awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company. In addition, Awards under such Sections may be granted to prospective Employees, officers or directors, but such Awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees, but such Awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2           Non-Employee Directors shall be granted Awards under Section 12 in addition to any Awards which may be granted to them under other Sections of the Plan.

SECTION 6.         Stock Options

6.1           The Stock Options granted to eligible persons under the Plan may be of two types: (a) Incentive Options, and (b) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options granted to persons who are not Employees shall be Non-Qualified Options.

6.2           Subject to the following provisions, Stock Options granted under Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a)            Option Price. The option price per share of Common Stock purchasable under a Stock Option (other than a Substitute Award) shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of grant of the Stock Option (or, with respect to Awards to prospective Employees, on the first date of employment).

(b)            Option Term. Unless otherwise provided by the Committee in the applicable Award agreement, the term of each Stock Option shall be fixed by the Committee and shall not exceed ten years.

(c)            Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee, subject to the minimum vesting provisions of Section 15.8 of the Plan.

(d)            Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the Award agreement, which may include (i) cash (including cash equivalents), (ii) delivery of shares of Common Stock already owned by the Optionee, (iii) by a cashless exercise (including by withholding shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable laws), (iv) any other manner permitted by law, or (v) any combination of the foregoing.

(e)            No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company). Moreover, no dividend equivalents may be granted under the Plan with respect to the shares of Common Stock underlying any Stock Option.

(f)             Termination of Employment or Relationship. Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)            Non-transferability. Unless otherwise provided by the Committee in the applicable Award agreement, (i) Stock Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee; provided, however, that in no event shall the Committee permit a Stock Option to be transferred for consideration.

6.3           Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

(a)            Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is granted.

(b)            Additional Limitations for 10% Shareholders. No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of grant of the Incentive Option, or (ii) be exercisable more than five years after the date such Incentive Option is granted.

(c)            Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000. Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.

(d)            Notice of Disqualifying Disposition. An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(e)            Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

(f)             Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company’s shareholders.

The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

SECTION 7.         Stock Appreciation Rights

7.1            A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the Award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted. Any such Award shall be in such form and shall have such terms and conditions as the Committee may determine, subject to the minimum vesting provisions of Section 15.8 of the Plan. Unless otherwise provided by the Committee in the applicable Award agreement, the term of each Stock Appreciation Right shall not exceed ten years. The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted. No dividend equivalents may be granted under the Plan with respect to the shares of Common Stock underlying any Stock Appreciation Right.

SECTION 8.	Restricted Stock

Subject to the following provisions, all grants of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)            The Restricted Stock agreement shall specify the number of shares of Restricted Stock to be granted, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine, in each case subject to the minimum vesting provisions of Section 15.8 of the Plan.

(b)            Stock certificates or book entry shares representing the Restricted Stock granted under the Plan shall be registered in the Award holder’s name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the Award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the Award holder until such share has vested in accordance with the terms of the Restricted Stock agreement. At the time Restricted Stock vests, such vested shares shall be delivered (via stock certificate or book entry) to the Award holder (or his or her designated beneficiary in the event of death), free of such restriction.

(c)            The Committee may provide that the Award holder shall have the right to vote and/or receive dividends on Restricted Stock; provided, however, that any dividends with respect to unvested Restricted Stock shall be accumulated or deemed reinvested in additional Restricted Stock (as determined by the Committee in its sole discretion and set forth in the applicable Award agreement), subject to the same terms and conditions as the original Award until such Award is earned and vested.

(d)            Except as may be provided by the Committee, in the event of an Award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the Award agreement, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the Award holder shall be returned to the Award holder, or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the Award holder.

SECTION 9.	Restricted Stock Units (RSUs)

Subject to the following provisions, all grants of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)            The Restricted Stock Unit agreement shall specify the number of shares of Common Stock to be paid and the duration of the period (the “Vesting Period”) during which, and the conditions under which, receipt of the underlying Common Stock will be deferred. The Committee may condition the grant or vesting of RSUs, or receipt of Common Stock or cash at the end of the Vesting Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine, in each case subject to the minimum vesting provisions of Section 15.8 of the Plan.

(b)            Except as may be provided by the Committee, RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Vesting Period.

(c)            At the expiration of the Vesting Period, as soon as administratively practical and in no event later than two and one-half months following the end of the Vesting Period, the Award holder (or his or her designated beneficiary, if applicable) shall receive (i) certificates for the appropriate number of shares of Common Stock designated by the RSU agreement, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(d)            Except as may be provided by the Committee, in the event of an Award holder’s termination of employment or other Relationship before the RSU has vested, such Award shall be forfeited.

(e)            RSUs may provide the Award holder with dividend equivalents, payable on a contingent basis and either in cash or in additional shares of Common Stock, as determined by the Committee in its sole discretion and set forth in the related Award agreement; provided, however, that any dividend equivalents with respect to unvested RSUs shall be accumulated or deemed reinvested, subject to the same terms and conditions as the original RSUs until such Award is earned and vested.

SECTION 10.	Bonus Stock

The Committee may grant Bonus Stock to any eligible Award recipient subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine, subject to the minimum vesting provisions of Section 15.8 of the Plan. Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible Employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value. The Bonus Stock may be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction. Bonus Stock may provide the Award holder with dividend equivalents, payable on a contingent basis and either in cash or in additional shares of Common Stock, as determined by the Committee in its sole discretion and set forth in the related Award agreement; provided, however, that any dividend equivalents with respect to unvested Bonus Stock shall be accumulated or deemed reinvested, subject to the same terms and conditions as the original Bonus Stock terms, until such Award is earned and vested.

SECTION 11.	Election to Defer

To the extent permitted by Section 409A of the Code, the Committee may permit an Award recipient to elect to defer payment of an Award other than a Stock Option for a specified period or until a specified event, upon such terms as are determined by the Committee. An Award holder may elect to defer the distribution date of the payout of Restricted Stock Units or Bonus Stock, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.

SECTION 12.	Non-Employee Director Awards

The Board shall have the discretion to determine the number and types of Awards to be granted to Non-Employee Directors and the terms of such Awards, including but not limited to the exercisability and the effect of a director’s termination of service, in each case subject to the minimum vesting provisions of Section 15.8 of the Plan. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable date(s) of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year for services as a director, taken together with any cash fees payable to such person during such calendar year (excluding any amounts payable for service as a Board or committee chairperson), shall not exceed $600,000.

SECTION 13.	Tax Withholding

13.1            Each Award holder shall, no later than the date as of which an amount with respect to an Award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any applicable tax withholdings from any such taxes from any payment of any kind otherwise due to the Award holder.

13.2            To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have any applicable tax withholdings with respect to any Awards hereunder, satisfied by (a) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the Award; (b) delivering to the Company shares of unrestricted Common Stock already owned by the Employee; (c) broker-assisted “cashless exercise;” (d) any other manner permitted by law; or (e) any combination of the foregoing. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the Award. In no event will the value of the shares of Common Stock to be withheld or tendered pursuant to this Section 13 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

SECTION 14.	Change in Control

14.1            In the event of a Change in Control, unless otherwise provided under the terms of any applicable change in control agreement between the Company and an Award holder, and notwithstanding anything in Section 15.8 of the Plan to the contrary:

(a)            subject to Section 14.1(c) below, all outstanding Stock Options and all outstanding Stock Appreciation Rights awarded under the Plan shall become fully exercisable and vested;

(b)            subject to Section 14.1(c) below, the restrictions and vesting conditions applicable to any outstanding Restricted Stock, Restricted Stock Unit and Bonus Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;

(c)            any Awards with respect to which the number of shares of Common Stock earned depends upon performance shall vest based on the greater of: (i) an assumed achievement of all relevant performance goals at their “target” level, or (ii) the actual level of achievement of all relevant performance goals against target measured through the date immediately prior to the Change in Control (or as close to such date as administratively practicable);

(d)            the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock Unit awards to the extent permitted under Section 409A of the Code;

(e)            the Committee may, in its sole discretion and without the consent of Award holders, provide that any outstanding and vested Award (or a portion thereof), including those that vest by reason of this Section 14.1, shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a share does not exceed the exercise price per share of the applicable Awards.

14.2         A “Change in Control” shall be deemed to occur on:

(a)            the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (i) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, or (ii) the acquisition of securities of the Company directly from the Company;

(b)            the consummation of a merger or consolidation of the Company with another corporation unless

(i)            the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;

(ii)           no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

(iii)          the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

(c)            the date on which individuals who at the beginning of the 24-month period ending on such date constituted the entire Board (“Current Directors”) shall cease for any reason to constitute a majority of the Board, unless the nomination or election of each new director was approved by a majority vote of the Current Directors;

(d)            the consummation of a sale or other disposition of all or substantially all (i.e., 50% or more) of the assets of the Company in one transaction or a series of transactions within any period of 12 consecutive months; or

(e)            the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.

Notwithstanding any other provision of this Section to the contrary, to the extent an Award is subject to Section 409A of the Code, then to the extent required to comply with Section 409A of the Code, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.

14.3            This Section 14 shall apply only to Awards granted on and after the Shareholder Approval Date. All Awards granted prior to the Shareholder Approval Date shall be subject to the applicable change in control provisions of the Plan as in effect before the Shareholder Approval Date.

SECTION 15.	General Provisions

15.1            Each Award shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such Award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other Award. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the Award holder for any loss caused by the implementation of this Section 15.1.

15.2            Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including any such policy that may be maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange. In addition, the Committee may provide, at the time of grant or by amendment with the Award holder’s consent, that an Award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the Award holder engages in any of the following disqualifying conduct: (a) the Award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the Award holder of a business which competes with the Company and/or its Subsidiaries; (b) the Award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the Award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct by the Award holder in the performance of such Award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.

15.3            Nothing set forth in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements.

15.4            Nothing in the Plan nor in any Award hereunder shall confer upon any Award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

15.5            Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an Award recipient, and no Award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any Award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6            Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Awards shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

15.7            The Plan and all Awards shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an Award would subject an Employee to gross income inclusion, interest or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code Section 409A standards. If as of the date Employee’s employment terminates, an Employee is a “key employee,” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5), and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.

15.8            Notwithstanding any other provision of the Plan to the contrary, all Awards granted on and after the Shareholder Approval Date shall vest or become exercisable no earlier than the first anniversary of the date of grant of the Award (excluding, for this purpose, any (a) Substitute Awards, and (b) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period may not be less than 50 weeks after grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the shares of Common Stock remaining available for issuance under the Plan under Section 4.1 as of the Shareholder Approval Date (subject to adjustment thereafter under Section 4.4); and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award as provided in Section 3.2(d) of the Plan, by the terms of the Award agreement or otherwise.

15.9         Adjustments.

(a)            Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an Award recipient, if any payment or benefit resulting from an Award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (x) provided to the recipient in full, or (y) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $5,000 (including such further reduction, the “Cutback Amount”), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, such excise tax and other applicable taxes, (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated Awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity Awards shall be cancelled or reduced next and in the reverse order of the date of grant for such Awards (i.e., the vesting of the most recently granted Awards will be reduced first), with Full Value Awards reduced before any performance-based stock option or stock appreciation rights are reduced; and (C) accelerated vesting of time-based equity Awards shall be cancelled or reduced last and in the reverse order of the date of grant for such Awards (i.e., the vesting of the most recently granted Awards will be reduced first), with Full Value Awards reduced before any time-based stock option or stock appreciation rights are reduced.

(b)            The Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder and perform the foregoing calculations.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient).  Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.

SECTION 16.	Amendments and Termination

16.1         The Plan shall terminate at the close of business on December 1, 2030. The Board may discontinue the Plan at any time prior to the date referenced in the prior sentence and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any Award previously granted without the Award holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

16.2            The Committee may amend the terms of any Award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the Award holder without his or her written consent.

SECTION 17.	Effective Date of Plan

17.1            This revised version of the Plan was approved and adopted by the Board on December 3, 2020, and is to be effective as of such date, and is to amend, restate, supersede, and replace prior versions of the Plan adopted by the Board, contingent upon the approval thereof by the shareholders of the Company within 12 months following the adoption by the Board.